                       THE AMERICAN FINANCIAL CORPORATION
                           BOOK VALUE INCENTIVE PLAN


SECTION 1.       PURPOSE

         The purpose of this Plan is to enable American Financial Corporation and its subsidiaries to retain and attract personnel of the highest caliber who by their position, ability and diligence are able to make important contributions to the success of American Financial Corporation.

SECTION 2.       CERTAIN DEFINITIONS

         (a) "Adjusted Initial Value" shall mean the Initial Value of a grantee's account as most recently adjusted to reflect changes in the book value and number of outstanding shares of Common Stock in accordance with Sections 7 and 13 hereof.

         (b) "Board" or "Board of Directors" shall mean the Board of Directors of American Financial Corporation.

         (c) "Book Value" shall mean the equity attributable to Common Stock determined in accordance with generally accepted accounting principles as adjusted in accordance with Section
                 7.5 hereof.

         (d) "Book Value Incentive Unit" or "Unit" shall mean the standard of measurement used to determine the value credited to a grantee's account in accordance with the Plan.

         (e) "Committee" shall mean the Executive Committee of the Board of Directors.

         (f) "Common Stock" shall mean the Common Stock of American Financial Corporation.

         (g) "Company" shall mean American Financial Corporation or its successors or assigns.

         (h) "Dividend Units" shall mean an amount equal to the sum of all cash, stock (other than Common Stock) or other property distributed with respect to Common Stock to which the grantee would have been entitled had he or she owned the number of shares of Common Stock equal to the number of Book Value Incentive Units then credited to the grantee's account or accounts.

         (i) "Initial Value" shall mean the value of the Book Value Incentive Units when granted as determined in accordance with
                 Section 7.2 hereof.

         (j) "Maturity Value" shall mean the value of the Book Value Incentive Units credited to the account of a grantee computed in accordance with Section 7.4 hereof.

         (k) "Plan" shall mean The American Financial Corporation Book Value Incentive Plan.

         (l) "Total Disability" shall mean the inability to perform the duties of the grantee's occupation as defined in the Company's Long-Term Disability Insurance Plan.

         (m) "Valuation Date" shall mean the last day of each calendar quarter or of the Company's fiscal quarter, if different.

SECTION 3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Executive Committee of the Board of Directors. Such Committee is authorized to interpret the terms and provisions of the Plan and to adopt such rules and regulations of the Plan as it may deem advisable. Subject to the terms, provisions and conditions of the Plan, the Committee, in its sole discretion, is hereby authorized to (a) select the employees to be granted Book Value Incentive Units (it being understood that more than one award may be granted to the same person), (b) determine the number of Units covered by each grant, (c) determine the time or times when Book Value Incentive Units will be granted, (d) determine the time or times when, and the conditions under which, amounts may become payable with respect to Book Value Incentive Units or Dividend Units within the limits stated in this Plan, (e) determine the form of payment as authorized in this Plan, and
(f) prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any Book Value Incentive Units granted under this Plan.

SECTION 4.       ELIGIBILITY

         Book Value Incentive Units may be granted only to persons who, at the date of grant are officers, directors and/or employees (collectively referred to hereinafter as "employees") of the Company or a subsidiary. While all employees are eligible to be considered for the award of Units, it is contemplated that generally only those employees who perform services of special importance to the Company in the management, operation and development of business will be awarded Book Value Incentive Units.

SECTION 5.       LIMITATION ON GRANT OF UNITS AND DURATION OF THE PLAN

         5.1 The number of Units which may be granted under this Plan shall be limited to two million (2,000,000) Units. For purposes of this limitation, however, any Units which are forfeited by the grantee, shall thereafter again by available for grant.

         5.2 Unless previously terminated by the Board of Directors pursuant to Section 15 hereof or unless extended by a majority vote of shareholders voting at a regularly scheduled meeting of the shareholders, the Plan shall, for purposes of new grants, automatically terminate on December 31, 1989. Notwithstanding any termination of the Plan, the terms and conditions of the Plan shall remain in full force and effect with respect to any grants made prior to the termination of the Plan.

SECTION 6.       ACCOUNTING FOR BOOK VALUE INCENTIVE UNITS AND DIVIDEND UNITS

         6.1 The Company shall record in an account with respect to each grantee the number of Units awarded to such grantee and the Initial Value thereof. A separate account shall be maintained with respect to each award of Book Value Incentive Units to each grantee. The Company shall adjust the Initial Value included in each such account to reflect Changes in Outstanding Stock as provided in Section 13 hereof upon the happening of such a change.
The Company shall make available to each grantee and to the Committee a report disclosing the Adjusted Initial Value, Maturity Value and the value of Dividend Units of each such grantee account as of the next proceeding Valuation Date.

         6.2 Whenever the Company shall pay any dividend (other than in Common Stock) or make any distribution with respect to or upon issued and outstanding Common Stock, there shall be credited to the account or accounts of each grantee such number of Dividend Units as shall be allocable to such grantee's account or accounts pursuant to Section 14 hereof.

         6.3 Except as might otherwise be specifically provided in the Plan, nothing contained in the Plan shall be construed as a requirement that the Company shall fund, set aside or escrow funds and/or stock or other property for the payment of any amounts with respect to any grantee's account or accounts.

SECTION 7.       VALUATION OF UNITS

         7.1 The amount payable to the grantee with respect to any account established in his or her name under this Plan (the Maturity Value) shall be determined i) as of the next succeeding Valuation Date if the grantee elects to receive payment during the last two months of any fiscal quarter, or ii) as of the next preceding Valuation Date if such election is made during the first month of the fiscal quarter. Provided, however, that a grantee who gives notice of his or her intention to elect to receive payment during the last two months of any fiscal quarter, shall not be deemed to have made an election to receive payment until such time, but in no event later than the end of such fiscal quarter, he or she notifies the Committee in writing of his or her irrevocable election to receive payment under the Plan. Such amount shall be calculated only with respect to vested Book Value Incentive Units credited to such account, and shall consist of the excess, if any, of the Maturity Value over the Adjusted Initial Value of the Units credited to each such account, less any amount which the Company is required to withhold with respect to such payment under the applicable provisions of the Internal Revenue Code or state or local income tax laws. Payment of such amounts shall be made in accordance with Sections 9 and 10 hereof.

         7.2 The Initial Value per Unit of the Units awarded to the grantee shall generally be the Book Value per share of the Common Stock on the Valuation Date next preceding the date on which the Book Value Incentive Units are granted. However, the Committee may, in its sole discretion, reduce or increase such Initial Value by as much as twenty percent (20%). Provided, however, that at any time prior to December 31, 1983, the Committee may set as the Initial Value the amount of $6.00 per unit, that amount the Committee considers to be the fair value per share at the time of the Company's April 6, 1981 merger (as adjusted for the 5-for-1 split of December 1981).

         7.3 The Adjusted Initial Value of the Units credited to the grantee's account shall be the Initial Value as adjusted for Changes in Outstanding Stock as provided in Section 13 hereof.

         7.4 The Maturity Value per Unit of the Units credited to the grantee's account shall be the Book Value per share of the Common Stock as determined in accordance with Section 7.1 hereof. In the event no election is made, the Maturity Value of the Units shall be computed as of the Valuation Date next succeeding the tenth anniversary of the date of grant.

         7.5 For purposes of this Section, Book Value shall mean the book value of the Common Stock as determined in accordance with generally accepted accounting principles except that such book value shall reflect all marketable equity securities (including those categorized by the Company as "investees") owned by the Company and/or its subsidiaries at market prices.

         Appropriate adjustments shall be made to reflect accounting changes which affect the reported book value of the Company by more than ten cents per share in any fiscal year.

SECTION 8.       VESTING

         8.1 One-fifth of each grant of Book Value Incentive Units shall become vested on the first anniversary date of the grant of such Units and an additional one-tenth shall vest at the end of each six month interval thereafter until fully vested. Any Dividend Units credited to the account of the grantee with respect to such Book Value Incentive Units shall be vested to the same extent as such Units. Thus, Book Value Incentive Units and the Dividend Units credited with respect thereto shall become vested in accordance with the following schedule:

                 Date                                       Vested Percentage
         One Year after Grant                                20%
         One and One-Half Years after Grant                  30%
         Two Years after Grant                               40%
         Two and One-Half Years after Grant                  50%
         Three Years after Grant                             60%
         Three and One-Half Years after Grant                70%
         Four Years after Grant                              80%
         Four and One-Half Years after Grant                 90%
         Five Years after Grant                             100%

         8.2 Vesting shall occur only if the grantee, on the date of vesting, has continuously been an employee of the Company or a subsidiary of the Company since the date of grant, unless otherwise determined by the Committee. A leave of absence, unless otherwise determined by the Committee, shall not constitute a cessation of employment.

         8.3 Except as provided in Section 8.4 hereof, any Book Value Incentive Units and Dividend Units credited to the account or accounts of a grantee shall, to the extent not previously vested in accordance with this
Section 8, be fully cancelled with respect to such grantee as of the date he or she ceases to be an employee of the Company or its subsidiaries.

         8.4.1 In the event of the death or Total Disability of a grantee, the account or accounts of such grantee shall become fully vested. The value of the such account or accounts shall be determined as of the Valuation Date coinciding with or next preceding his or her death, or the date he or she ceases to be an employee as a result of Total Disability.

         8.4.2 The Committee may, in its sole discretion, accelerate vesting, entirely or partially, with respect to any grantee.

SECTION 9.       PAYMENT OF VESTED ACCOUNT VALUE

         9.1 A grantee may, no more than twice during each calendar year, elect to receive payment in respect of all or any portion of the vested Book Value Incentive Units and/or Dividend Units credited to his or her account. Upon receipt of the grantee's written election to receive payment and, where applicable, after the expiration of the period of time, if applicable, during which a tentative election can be revoked, the Committee shall authorize the payment of such amount in accordance with Section 9.3 hereof.

         9.2 In the event the grantee does not so elect before the tenth anniversary of the date of grant, or in the event the grantee ceases to be an employee of the Company or any of its subsidiaries, payments in respect of vested Book Value Incentive Units and Dividend Units in such account shall be made by the Company in accordance with Section 9.3 hereof.

         9.3 As soon as practicable, but in any event not more than ninety days after the Valuation Date used to determine the amount payable in accordance with Section 7.1 hereof, the Company shall make the initial payment in respect of such election. The initial payments shall be fifty percent (50%) of the Maturity Value, less applicable taxes required to be withheld. On the date corresponding to the date of the initial payment in each of the next succeeding ten (10) years, deferred payments shall be made in accordance with the following schedule:

                                                          Percentage of Maturity
                                                           Value Payable (before
         Payment Date                                      withholding taxes)
One Year after Initial Payment                                      5.600%
Two Years after Initial Payment                                     6.272%
Three Years after Initial Payment                                   7.025%
Four Years after Initial Payment                                    7.868%
Five Years after Initial Payment                                    8.812%
Six Years after Initial Payment                                     9.869%
Seven Years after Initial Payment                                   11.053%
Eight Years after Initial Payment                                   12.380%
Nine Years after Initial Payment                                    13.865%
Ten Years after Initial Payment                                     15.529%

         If in its sole discretion the Committee should deem it appropriate, or in the event of the death of the grantee, the Company shall accelerate the payment in respect of such account in accordance with the following schedule:


                                                   Payment as a Percentage
         Accelerated                               of Maturity Value (before
         Payment Date                                withholding taxes)
Upon Election to Receive Payments                                   100.000%
One Year after Initial Payment                                      56.000%
Two Years after Initial Payment                                     56.448%
Three Years after Initial Payment                                   56.197%
Four Years after Initial Payment                                    55.073%
Five Years after Initial Payment                                    52.870%
Six Years after Initial Payment                                     49.346%
Seven Years after Initial Payment                                   44.214%
Eight Years after Initial Payment                                   37.139%
Nine Years after Initial Payment                                    27.731%
Ten Years after Initial Payment                                     15.529%

         Should it become necessary or, in the sole discretion of the Committee, appropriate to make acceleration payments before the next applicable annual accelerated payment date, the Company shall discount such payment at the rate of twelve percent (12%) per annum.

SECTION 10.      DEATH OF THE GRANTEE

         10.1 In the event of the death of the grantee, the Maturity Value of the Book Value Incentive Units and Dividend Units credited to the grantee's account or accounts shall be paid (i) to such beneficiary which shall have been designated in a written designation of the grantee delivered to the Company, or
(ii) in the absence of any such designation that is in effect at the time of the death of the grantee, then to the executors or administrators of the grantee's estate. Each grantee shall have the right, at any time, to designate a beneficiary to receive the Maturity Value of Book Value Incentive Units and Dividend Units credited to the account or accounts of such grantee, with such designation to be on such form or forms as may be provided by the Company and signed by such grantee. Any grantee may, in the same manner, revoke any such designation previously made by such grantee and designate another beneficiary. The last such designation received by the Company, in order of time (but prior to the death of grantee), shall revoke all prior designations. Such payment of the amount constituting the Maturity Value of Book Value Incentive Units and Dividend Units credited to the grantee's account or accounts shall be made as soon as practicable after the date of death of such grantee.

         10.2 Within twelve months of the date that a grantee ceases to be an employee as a result of Total Disability, the Committee shall determine the extent, if any, to which vesting will be accelerated pursuant to Section 8.4.2 hereof and will authorize commencement of payments on such amount in accordance with Section 9.3 hereof.

SECTION 11.      RIGHT OF COMPANY TO TERMINATE EMPLOYMENT

         Nothing contained in this Plan or in any grant pursuant to the Plan shall interfere in any way with the right of the Company or a subsidiary to terminate the employment of the grantee at any time for any reason.

SECTION 12.      NON-TRANSFERABILITY

         Neither the Book Value Incentive Units nor the Dividend Units granted under this Plan nor any amounts payable under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution. Furthermore, during the lifetime of a grantee, only such grantee shall be entitled to elect to receive payments with respect to Units or Dividend Units granted under this Plan.

SECTION 13.      CHANGES IN OUTSTANDING STOCK

         In the event that i) the number of outstanding shares of Common Stock shall be changed by reason of split-ups, combinations or shares, recapitalizations, stock dividends, stock splits or otherwise, or ii) the Common Stock is converted into or exchanged for other shares or other property as a result of any merger of consolidation (including a sale of assets) or other reorganization, the number of Units then credited to the account or accounts of any grantee and the Initial Value (or Adjusted Initial Value) of all Book Value Incentive Units credited thereto shall be appropriately adjusted so as to reflect such changes.

SECTION 14.      DIVIDENDS AND OTHER DISTRIBUTIONS

         14.1 The Company shall credit to each grantee's account or accounts the appropriate dollar amount, in the case of cash dividends, and in the sole discretion of the Committee i) the appropriate number of shares of stock or interest in other property, or ii) the appropriate dollar amount equivalent to the value of such stock or property, as determined in the Committee's sole discretion, distributed with respect to Common Stock (whether by dividend in kind, spin-off, or otherwise). Such amounts credited to each grantee's account or accounts shall correspond to the cash, shares of stock, or other property which the grantee would have received had he or she been the owner of the number of shares of Common Stock equal to the number of Units then credited to the grantee's account or accounts.

         14.2 With respect to a credit to a grantee's account or accounts resulting from a distribution of stock or other property on Common Stock, any dividends paid on or amounts earned with respect to such stock or other property shall likewise be credited to the grantee's account or accounts.

         14.3 The Company shall retain stock or other property, in the event of such a distribution with respect to Common Stock equal to the credit to the account or accounts of the grantees.

         14.4 Any forfeitures of such amounts credited to the grantees' accounts shall revert to the Company.

         14.5 All property rights, including voting rights, with respect to such stock or other property held by the Company, the value of which is credited to the grantees' accounts, shall be exercised by, and in the sole discretion of, the Committee.

SECTION 15.      AMENDMENTS TO THE PLAN

         The Board of Directors may at any time terminate or from time to time amend, modify or suspend this Plan. Provided, however, that the Board may not, without shareholder approval, i) increase the limitation on the number of Units which may be granted under this Plan, ii) extend the termination date of this Plan, or iii) modify the Plan with respect to limitations on Initial Value as set forth in Section 7.2 hereof.

SECTION 16.      EXCLUSION FROM PENSION COMPUTATION

         16.1 By acceptance of a grant under this Plan, each grantee shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages", "salary" or "covered compensation" in determining the amount of any Company contribution to any pension, retirement or deferred profit sharing plan or any other employee benefit plan of the Company with respect to such grantee.

         16.2 In addition, each beneficiary of a deceased grantee shall be deemed to agree that such award will not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company or any subsidiary.

SECTION 17. GOVERNING LAW

         This Plan shall be governed and construed in accordance with the laws of the State of Ohio.

SECTION 18.      EFFECTIVE DATE OF THE PLAN

         This Plan shall be submitted to the stockholders of the Company at its annual meeting in 1980 and, if approved by a majority of the stockholders voting at such meeting, shall become effective retroactively to January 1, 1980.

(NK2-BVIP)